ATTACHMENT FOR CURRENT FILING OF N-SAR
SUB-ITEM 77M

Immediately after the close of business on April 27, 2012, the Core Strategy Trust acquired the assets (subject to all the liabilities) of Core Balanced Strategy Trust in exchange for the shares of the Core Strategy Trust. The transaction was approved by the Board of Trustees of each portfolio on December 14-16, 2011 and by shareholders of the Core Balanced Strategy Trust on April 17, 2012. The terms of the transactions are set forth in the Plan of Reorganization dated December 16, 2011 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on April 27, 2012, the Lifestyle Growth Trust acquired the assets (subject to all the liabilities) of Core Allocation Trust in exchange for the shares of the Lifestyle Growth Trust. The transaction was approved by the Board of Trustees of each portfolio on December 14-16, 2011 and by shareholders of the Core Allocation Trust on April 17, 2012. The terms of the transactions are set forth in the Plan of Reorganization dated December 16, 2011 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on April 27, 2012, the Lifestyle Growth Trust acquired the assets (subject to all the liabilities) of Core Disciplined Diversification Trust in exchange for the shares of the Lifestyle Growth Trust. The transaction was approved by the Board of Trustees of each portfolio on December 14-16, 2011 and by shareholders of the Core Disciplined Diversification Trust on April 17, 2012. The terms of the transactions are set forth in the Plan of Reorganization dated December 16, 2011 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on April 27, 2012, the Lifestyle Growth Trust acquired the assets (subject to all the liabilities) of Core Balanced Trust in exchange for the shares of the Lifestyle Growth Trust. The transaction was approved by the Board of Trustees of each portfolio on December 14-16, 2011 and by shareholders of the Core Balanced Trust on April 17, 2012. The terms of the transactions are set forth in the Plan of Reorganization dated December 16, 2011 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on April 27, 2012, the Lifestyle Growth Trust acquired the assets (subject to all the liabilities) of Balanced Trust in exchange for the shares of the Lifestyle Growth Trust. The transaction was approved by the Board of Trustees of each portfolio on December 14-16, 2011 and by shareholders of the Balanced Trust on April 17, 2012. The terms of the transactions are set forth in the Plan of Reorganization dated December 16, 2011 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on April 27, 2012, the U.S. Equity Trust acquired the assets (subject to all the liabilities) of Large Cap Trust in exchange for the shares of the U.S. Equity Trust. The transaction was approved by the Board of Trustees of each portfolio on December 14-16, 2011 and by shareholders of the Large Cap Trust on April 17, 2012. The terms of the transactions are set forth in the Plan of Reorganization dated December 16, 2011 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on October 28, 2011, the Lifestyle Growth Trust acquired the assets (subject to all the liabilities) of Core Diversified Growth & Income Trust in exchange for the shares of the Lifestyle Growth Trust. The transaction was approved by the Board of Trustees of each portfolio on June 22-24, 2011 and by shareholders of the Core Diversified Growth & Income Trust on October 4, 2011. The terms of the transactions are set forth in the Plan of Reorganization dated June 24, 2011 attached as Sub-Item 77Q Exhibit B.

Immediately after the close of business on October 28, 2011, the Bond Trust acquired the assets (subject to all the liabilities) of American Bond Trust in exchange for the shares of the Bond Trust. The transaction was approved by the Board of Trustees of each portfolio on June 22-24, 2011 and by shareholders of the American Bond Trust on October 4, 2011. The terms of the transactions are set forth in the Plan of Reorganization dated June 24, 2011 attached as Sub-Item 77Q Exhibit B.